Exhibit 99.4

RETROACTIVE DIRECTOR COMPENSATION

	P. Fredericks	Bruce Cox		J. Powers	R. White	R. Black
Retainer (quarterly, but prorated for length of service):	$7,500	$5,000 (2 months	)	—	—	—
Board & Comm. Meetings:
4/21 – Board meeting	$500	—		—	—	—
4/24 – Board meeting	$500	$500		—	—	—
4/28 – Comp. Comm. meeting	$500	$500		—	—	—
5/26 – Comp. Comm. meeting	$500	$500		—	—	—
6/17 – Board meeting	$500	—		—	—	—
7/5 – Board Consent	$500	—		—	—	—
7/6 – Board Consent	$500	—		—	—	—
7/8 – Board Consent	$500	—		—	—	—
7/10 – Board Consent	$500	—		—	—	—
7/17 – Board Consent	$500	—		$500	—	—
7/20 – Board meeting	$500	—		$500	$500	$500
Comp. Comm. Chair (quarterly)	$2,500	—		—	—	—
Restricted Stock: (no retroactive grants)	—	—		—	—	—
Total:	$15,500	$6,500		$1,000	$500	$500